UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): February 22, 2016

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Gary T. Krenek

On February 22, 2016, Gary T. Krenek, Senior Vice President and Chief Financial Officer of Diamond Offshore Drilling, Inc. (the “Company”), notified the Company of his intention to retire from the Company, to be effective on May 3, 2016. The Company is conducting a search for Mr. Krenek’s replacement. Prior to his retirement date, Mr. Krenek will continue to serve in his current role as Senior Vice President and Chief Financial Officer. If Mr. Krenek’s successor has not been hired before Mr. Krenek’s retirement date, the Company will designate an appropriate person to function as the Company’s acting chief financial officer until a replacement chief financial officer is hired.

The Company entered into a separation agreement with Mr. Krenek in connection with his retirement, which includes, among other things, continuation of his current base salary for 12 months after retirement, acceleration of unvested stock appreciation rights, payment of premiums for group medical, dental and vision insurance for two years, payment of an additional lump sum to Mr. Krenek upon the accomplishment of certain designated actions and achievements prior to his retirement, payment of a prorated bonus for 2016, a full release of the Company, and agreements by Mr. Krenek to covenants of confidentiality, noncompetition and nonsolicitation of the Company’s employees.

In connection with Mr. Krenek’s retirement, the Company will enter into a consulting agreement (the “Consulting Agreement”) with Mr. Krenek, providing for Mr. Krenek to provide consulting services to the Company, if and when requested by the Company, for a daily fee. Unless terminated early pursuant to its terms, the Consulting Agreement will remain in effect for a term of one year.

Statements in this report that contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements concerning Mr. Krenek’s retirement and future benefits, delivery of a release and entry into the Consulting Agreement and appointment of his successor. Such statements are inherently subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or projected. A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other documents filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions, operating risks, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2016	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary

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